Exhibit 99.8

Linda Crisp

From: Linda Crisp

Sent: Tuesday, November 11, 2008 3:14 PM

To: ‘Cohernour, Liz’

Subject: Agreement

Importance: High

Attachments: Settlement and Standstill Agreement (2).DOC

Per the request of our two lead directors, Jay Adams and Bill Voges, attached is a draft of the Settlement and Standstill Agreement discussed in your conference call today.

Also, Bill Davison, Chairman of the Governance Committee, is planning to call your two suggested candidates, Adolfo Henriques and Frank O’Connor. Please advise if you have contacted them.

Thanks.

Cc: Jay Adams Bill Voges

Linda Crisp

Vice President & Corporate Secretary

Consolidated-Tomoka Land Co.

1530 Cornerstone Blvd., Suite 100

Daytona Beach FL 32117 Phone: (386) 274-2202 Fax: (386) 274-1223

THE INFORMATION CONTAINED IN THIS TRANSMISSION IS PRIVILEGED AND CONFIDENTIAL INFORMATION THAT IS INTENDED ONLY FOR THE USE OF THE INDIVIDUAL OR INDIVIDUALS SET FORTH HEREIN (THE “INTENDED RECIPIENT”). IF YOU ARE NOT AN INTENDED RECIPIENT, YOU ARE HEREBY NOTIFIED THAT ANY DISTRIBUTION OR COPYING OF THIS COMMUNICATION IS STRICTLY PROHIBITED. IF YOU HAVE RECEIVED THIS TRANSMISSION IN ERROR, PLEASE IMMEDIATELY REPLY TO THE SENDER THAT YOU HAVE RECEIVED THIS COMMUNICATION AND THEN DELETE THE TRANSMISSION. THANK YOU.

11/11/2008

DRAFT

SETTLEMENT AND STANDSTILL AGREEMENT

This Settlement and Standstill Agreement (as hereinafter defined, this “Agreement”), is made and entered into as of November             , 2008, by and among Consolidated-Tomoka Land Co., a Florida corporation (the “Company”), and the following parties (each individually a “Wintergreen Investor” and collectively the “Wintergreen Investors”): Wintergreen Advisers, LLC, a Delaware limited liability company; Wintergreen Fund, Inc., a Maryland corporation; and Wintergreen Partners Fund, LP, a Delaware limited partnership.

Preambles

A. The Wintergreen Investors have filed a Form 13D with the SEC, as amended from time to time, that reflects that the Wintergreen Investors beneficially own, in the aggregate, 1,481,474 shares of the Company’s outstanding common stock, par value $1.00 per share (the “Company Common Stock”), representing approximately 25.9% of the outstanding Company Common Stock.

B. The Wintergreen Investors have previously nominated Dianne Neal as a candidate for membership on the Company’s Board of Directors (the “Board”) to fill the vacancy created by the retirement of Bob D. Allen from the Board.

C. The Company is willing to undertake changes to the composition of the Board as set forth herein.

D. The Wintergreen Investors have previously made demands to inspect and copy certain of the Company’s books and records pursuant to the Florida Business Corporation Act (the “Inspection Request”).

E. The Wintergreen Investors and the Company have agreed that it is in their mutual interests to enter into this Agreement.

In consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Terms

1. Definitions. For the proposes of this Agreement:

(a) “Affiliate” has the meaning set forth in Rule 12b-2 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) “Associate” has the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act.

(c) “SEC” means the Securities and Exchange Commission or any successor agency.

2. Board Composition and Related Matters.

(a) Promptly after execution of this Agreement, the Company agrees that the Board will appoint Dianne Neal (“Neal”) to the Board to fill the current vacancy on the Board and include Neal in the Board’s slate of nominees for election as a member of the Board at the Company’s 2009 Annual Meeting of Shareholders (the “2009 Annual Meeting”) to serve in the class of directors with terms ending in 2012.

(b) The Company will include an additional nominee proposed in writing by the Wintergreen Investors (the “Additional Nominee” and, together with Neal, the “Wintergreen Nominees”) in the Board’s slate of nominees for election as a member of the Board at the 2009 Annual Meeting to serve in the class of directors with terms ending in 2012. The Company expects that one of the current directors in such class will retire effective as of the 2009 Annual Meeting, but in any event will include the Additional Nominee in such slate; provided, however, that the Additional Nominee will (i) be “independent” under the rules of the NYSE Alternext/American Stock Exchange, (ii) provide all information required of shareholder nominees as set forth in the Company’s proxy statement filed with the SEC and (iii) provide such further information as reasonably requested by the Board’s Corporate Governance Committee (the “Governance Committee”) to determine the qualifications and independence of such Additional Nominee. In the event that Governance Committee determines that the Additional Nominee has not complied with the foregoing, the Wintergreen Investors shall be entitled to propose a substitute Additional Nominee pursuant to this Section 2(b).

(c) The Company will use its reasonable best efforts to cause the election of the Wintergreen Nominees at the 2009 Annual Meeting, including, without limitation, recommending that the Company’s shareholders vote in favor of the election of the Wintergreen Nominees at the 2009 Annual Meeting and voting the shares of Company Common Stock represented by all proxies granted by shareholders in connection with the solicitation of proxies by the Board in connection with the 2009 Annual Meeting in favor of the Wintergreen Nominees, except for such proxies that specifically indicate a vote to withhold authority with respect to either such nominee. Neither the Board nor the Company shall take any position, make any statements or take any action inconsistent with such recommendation.

(d) Subject to the inclusion of the Wintergreen Nominees in the Board’s slate of nominees for election as directors of the Company at the 2009 Annual Meeting, the Wintergreen Investors agree to vote in favor of the Board’s slate of nominees for election as directors of the Company at the 2009 Annual Meeting.

(e) In the event that either Wintergreen Nominee shall resign prior to the expiration of the term for which he or she is elected to serve on the Board, then subject to Section 2(g) below, the Wintergreen Investors shall have the right to nominate for appointment by the Board a replacement solely to serve the remainder of such Wintergreen Nominee’s term on the Board (subject to applicable law). Such nominee will (i) be “independent” under the rules of the NYSE Alternext/American Stock Exchange, (ii) provide all information required of shareholder nominees as set forth in the Company’s proxy statement filed with the SEC and (iii) provide such further information as reasonably requested by the Board’s Corporate Governance Committee to determine the qualifications and independence of such nominee. The appointment of such nominee shall be subject to the reasonable approval of the Board. All references in this 2

Agreement to the Wintergreen Nominees shall also be deemed to mean such persons as may be appointed a member of the Board pursuant to this Section 2(e).

(f) During the Standstill Period, the Company will not increase the size of the Board without the prior written consent of the Wintergreen Investors.

(g) If at any time during the Standstill Period the Wintergreen Investors fail to beneficially own at least 20% of the outstanding Company Common Stock (as adjusted for reverse stock splits, stock splits and stock dividends), one of the Wintergreen Nominees (who shall be identified in writing by the Wintergreen Investors within five days of written notice by the Company or, if not identified within such five-day period, by the Board) will promptly tender his or her resignation to the Board, and Wintergreen Investors shall no longer be entitled nominate a replacement as set forth in Section 2(e) above. If at any time during the Standstill Period the Wintergreen Investors fail to beneficially own at least 10.5% of the outstanding Company Common Stock (as adjusted for reverse stock splits, stock splits and stock dividends), the remaining Wintergreen Nominee will promptly tender his or her resignation to the Board, and Wintergreen Investors shall no longer be entitled nominate a replacement as set forth in Section 2(e) above. In furtherance of this Section 2(g), the Wintergreen Investors will promptly provide written notification to the Company at such time that they fail to beneficially own either of the threshold percentages of outstanding Company Common Stock set forth herein, and each Wintergreen Nominee will deliver an irrevocable conditional resignation as a director to the Board pursuant to this Section 2(g) at the time of his or her election to the Board.

(h) During the Standstill Period, the Company will not make, or cause to be made, any statement or announcement that relates to and constitutes an ad hominem attack on, or relates to and otherwise disparages, any of the Wintergreen Investors, any of their officers, directors, partners or members or any person who has served as an officer, director, partner or member of any of the Wintergreen Investors: (i) in any document or report filed with or furnished to the SEC or any other governmental agency, (ii) in any press release or other publicly available format (including on the Internet), (iii) to any journalist or member of the media (including without limitation, in a television, radio, newspaper or magazine interview) or (iv) in any letter or other communication to or with any shareholder of the Company.

3. Standstill Period. Each Wintergreen Investor agrees that, beginning as of the date hereof and continuing until the date that is 30 days before the last date on which a shareholder of the Company may submit nominations for the Board in connection with the 2012 Annual Meeting of Shareholders (the “Standstill Period”), neither it nor any of its Affiliates or Associates will, directly or indirectly, in any manner, without the prior written consent of the Board specifically expressed in a written resolution adopted by a majority vote of the entire Board:

(a) effect or seek to effect (including, without limitation, by entering into any discussions, negotiations, agreements or understandings), offer or propose (whether publicly or otherwise) to effect, or cause or participate in, or in way knowingly assist or facilitate any other person to effect or seek, offer or propose to effect any (i) tender offer or exchange offer, merger, acquisition or other business combination involving the Company or any of its subsidiaries; (ii) any form of business combination or acquisition or other transaction relating to a material amount of assets or securities of the Company or any of its subsidiaries or (iii) any form of 3 restructuring, recapitalization or similar transaction with respect to the Company or any of its subsidiaries;

(b) acquire, offer or propose to acquire any voting securities (or beneficial ownership thereof), or rights or options to acquire any voting securities (or beneficial ownership thereof) of the Company if after any such case, immediately after the taking of such action the Wintergreen Investors, together with its respective Affiliates, would in the aggregate, beneficially own more than 1,500,000 shares of Company Common Stock (as adjusted for reverse stock splits, stock splits, and stock dividends);

(c) engage in any solicitation of proxies or consents to vote any voting securities of the Company in opposition to the recommendation of the Board with respect to any matter, including the election of directors;

(d) knowingly seek to influence any person with respect to the voting of any securities of the Company in opposition to the recommendation of the Board with respect to any matter, including but not limited to the election of members of the Board, unless requested to do so by the Company;

(e) otherwise act, alone or in concert with others, to knowingly seek to control or influence the Board or the management or policies of the Company;

(f) otherwise act, alone or in concert with others, to seek to control the Board or initiate or take any action to obtain representation on the Board, or seek the removal of any director from the Board;

(g) take any action to seek to amend any provision of the Company’s Articles of Incorporation or Bylaws, as amended and restated, except as may be approved by the Board;

(h) grant any proxy rights with respect to the Common Stock to any person not designated by the Company;

(i) call or seek to have called any meeting of the shareholders of the Company;

(j) propose any matter for submission to a vote of the shareholders of the Company;

(k) vote for any matter submitted to a vote of the shareholders that is proposed by any third party;

(1) make any demand to inspect the books and records of the Company or demand a copy of the Company’s list of shareholders, including pursuant to any statutory rights the Wintergreen Investors may have;

(m) execute any written consents, waiver or demand with respect to the Common Stock; 4

(n) unless required by law, make or issue or cause to be made or issued any public disclosure, announcement or statement (including without limitation the filing of any document with the SEC or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) (i) in support of any proxy solicitation other than a proxy solicitation by the Company, (ii) concerning any matter described in (a) through (k) above, or (iii) negatively commenting upon the Company, including the Company’s management, the Board and the Company’s strategy, business plan or corporate activities;

(o) make, or cause to be made, any statement or announcement that relates to and constitutes an ad hominem attack on, or relates to and otherwise disparages, the Company, its officers or its directors or any person who has served as an officer or director of the Company on or following the date of this Agreement: (i) in any document or report filed with or furnished to the SEC or any other governmental agency, (ii) in any press release or other publicly available format (including on the Internet), (iii) to any journalist or member of the media (including without limitation, in a television, radio, newspaper or magazine interview) or (iv) in any letter or other communication to or with any shareholder of the Company;

(p) request the Company to amend, waive or terminate any provision of this Agreement (including this sentence);

(q) enter into any agreements with any third party with respect to any of the foregoing or take any action which might force the Company to make a public announcement regarding any of the foregoing; or

(r) form, join or in any way participate in a “group” (as defined in Section 13(d)(3) of the Exchange Act) for or in connection with any of the foregoing purposes.

4. Voting. During the Standstill Period, the Wintergreen Investors will cause all shares of Company Common Stock for which they have the right to vote as of the record date for any meeting of shareholders to be present for quorum purposes at such meeting and to be voted at any such meeting for the election of directors in the manner recommended by the Board.

5. Representations and Warranties of the Company. The Company represents and warrants to the Wintergreen Investors that:

(a) the Company’s execution, delivery and performance of this Agreement has been approved by the Board and does not violate its Articles of Incorporation, its Bylaws or any agreement to which it is a party; and

(b) this Agreement constitutes the Company’s valid and binding obligation, enforceable against it in accordance with the terms thereof.

6. Representations and Warranties of the Wintergreen Investors. Each of the Wintergreen Investors represents and warrants to the Company that:

(a) its execution, delivery and performance of this Agreement has been approved by its respective general partner, managing member, board of directors, trustee or other governing body or authority, as the case may be, and does not violate its respective organizational or constituent document or any agreement to which it is a party; 5

(b) this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with the terms thereof; and

(c) Preamble A to this Agreement is a true statement of the aggregate number of shares of Company Common Stock beneficially owned by the Wintergreen Investors.

7. Inspection Request. To the extent that any matters remain outstanding under the Inspection Request, the Wintergreen Investors hereby irrevocably withdraws the Inspection Request. The Wintergreen Investors acknowledge that (a) the Confidentiality Agreement between the Company and Wintergreen Advisers, LLC dated as of June 10, 2008 will continue in full force and effect and (b) any “litigation hold” instituted by the Company in connection with the Inspection Request is terminated.

8. Publicity. The Company and the Wintergreen Investors shall announce this Agreement and the material terms hereof by means of a mutually acceptable joint press release as soon as practicable on or after the date hereof. Any press release to be issued by the Wintergreen Investors relating to the matter covered by this Agreement shall be provided prior to issuance to the Company for the Company’s review and approval. Following the date of the execution of this Agreement, neither the Company nor its officers and directors on the one hand or the Wintergreen Investors nor their principals on the other hand shall make any further negative or disparaging remarks about the other.

9. Mutual Releases. Upon the execution of this Agreement, the Company and the Wintergreen Investors hereby agree to mutual releases as follows:

(a) The Company hereby releases and discharges all claims against the Wintergreen Investors and their Affiliates and Associates whether known or unknown, arising prior to the date of the execution of this Agreement.

(b) The Wintergreen Investors hereby release and discharge all claims against the Company and its Affiliates, Associates, officers, directors, agents and counsel, whether known or unknown, arising prior to the date of the execution of this Agreement, including any claims arising out of the Inspection Request

10. Remedies. In addition to any other remedy to which a party may be entitled in the event of a breach of this Agreement, each party agrees that the other parties shall be entitled to equitable relief, including injunctive relief, without the necessity of posting a bond and that such party shall not oppose the granting of such relief.

11. Governing Law; Courts. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Florida. Any action to construe or enforce this Agreement shall be brought in the appropriate court in Volusia County, Florida or in the United States District Court for the Middle District of Florida, Orlando Division.

12. Costs and Expenses of Enforcement. If any action shall be commenced for the purpose of construing or enforcing this Agreement, the prevailing party in such action shall be entitled to recover from the non-prevailing party, in addition to any proper damages or injunctive relief, all costs, expenses and reasonable attorneys’ and paralegals’ fees incurred by the 6 prevailing party in connection with such proceeding and any associated appellate, administrative or bankruptcy proceeding relating thereto.

13. Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

14. Entire Agreement and Amendments. This Agreement (including the preambles appearing at the beginning of this Agreement, which are incorporated herein by reference) sets forth the entire agreement of the parties with respect to the subject matter hereof. This Agreement may be amended or modified only by a written instrument executed and delivered by the parties hereto.

15. Rules of Construction. The following rules of construction shall govern this Agreement:

(a) As used herein, the singular includes the plural, the plural includes the singular, and the use of any gender shall be deemed to connote every gender.

(b) Section headings used in this Agreement are for convenience of reference only and shall be disregarded in construing this Agreement.

(c) The parties shall be deemed to have participated equally in the preparation of this Agreement, so that this Agreement shall not be construed more strictly against one party than against any other party.

16. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and delivered by overnight courier or facsimile and shall be deemed duly given on the date of delivery. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a) If to the Company:

Consolidated-Tomoka Land Co. Attention: Corporate Secretary 1530 Cornerstone Boulevard, Suite 100 Daytona Beach, Florida 32117

With a copy to:

Holland & Knight LLP

Attention: Tom McAleavey

200 South Orange Avenue, Suite 2600

Orlando, FL 32801

7

(b) If to the Wintergreen Investors:

Wintergreen Advisers, LLC Attention: Mr. David J. Winters 333 Route 46 West, Suite 204 Mountain Lakes, NJ 07046

With a copy to:

Broad and Cassel

Attention: Mark Francis Raymond

One Biscayne Tower

2 South Biscayne Boulevard, Suite 2100

Miami, Florida 33131-1811

17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same agreement.

(Signature page follows.) 8

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

“Company”

CONSOLIDATED-TOMOKA LAND CO., a Florida corporation

By:

Name:

Title:

“Wintergreen Investors”

WINTERGREEN ADVISERS, LLC, a Delaware limited liability company

By:

Name: David J. Winters Title: Managing Member

WINTERGREEN FUND, INC., a Maryland corporation

By:

Name: David J. Winters

Title: Executive Vice President

WINTERGREEN PARTNERS FUND, LP, a Delaware limited partnership

By: Wintergreen GP, LLC

By:

Name: David J. Winters Title: Managing Member

9